EXHIBIT 10.3
FIRST AMENDMENT TO THE
TRW AUTOMOTIVE BENEFIT EQUALIZATION PLAN
(Effective as of January 1, 2005)
          TRW Automotive U.S. LLC (the “Company”) hereby adopts this First Amendment to the TRW Automotive Benefit Equalization Plan (Effective as of February 28, 2003) (the “Plan”), effective as of the dates set forth herein.
RECITALS
A. The Company adopted and maintains the Plan for the benefit of certain of its eligible employees and retirees.
B. The Company desires to modify the election rules and procedures under the Plan to comply with the American Jobs Creation Act of 2004, effective as of January 1, 2005.
C. The Company desires to amend the Plan to reflect the appointment of Fidelity Investments as the new recordkeeper for the Plan, effective as of July 1, 2004.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Effective as of January 1, 2005, Section 3(b) is hereby amended by deleting the phrase “unless the Participant elects zero percent” where it appears in the second sentence thereof.

2.	Effective January 1, 2005, Section 5(a)(i) is amended in its entirety to read as follows:
          (i) the Participant’s becoming disabled, as defined by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder;
3.	Effective January 1, 2005, Section 5(c) is amended by adding the following new sentence to the end thereof:

For purposes hereof, a participant shall be deemed to have an “emergency event beyond his control which would impose an immediate and heavy financial hardship”, if he experiences an “unforeseeable emergency”, as defined by Section 409A of the Code and regulations promulgated thereunder.

4.	Effective as of January 1, 2005, Section 6 is hereby amended by added the following new subsections (f) and (g) to the end thereof:
     (f) Notwithstanding anything to the contrary herein, to the extent required by the American Jobs Creation Act of 2004 and Code Section 409A with respect of amounts earned or vested under the Plan in any plan year beginning on or after January 1, 2005, a participant must elect the form in which such amounts shall be paid upon retirement in the year immediately preceding the plan year in which services are performed. Except as otherwise provided in applicable Treasury Regulations, any such election shall be irrevocable. If the Participant fails to make an election under this subsection (f), payment shall be made in the form of a single sum.
     (g) Notwithstanding anything to the contrary herein, to the extent required by the American Jobs Creation Act of 2004 and Code Section 409A, distribution to a participant who is a “key employee” must be delayed at least 6 months after the last day worked.
5.	Effective as of July 1, 2004, the Plan is hereby amended by replacing all references to Putnam Fiduciary Trust Company or Putnam with references to Fidelity Investments or Fidelity.
EXECUTED this 18th day of November, 2004.

TRW Automotive U.S. LLC
By:	/s/ David L. Bialosky